CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-7659) and related Prospectus of Candies, Inc. for the registration of 4,315,000 shares of its common stock and to the incorporation by reference therein of our report dated April 12, 1996 with respect to the consolidated financial statements of Candies, Inc. and Subsidiaries included in its Annual Report (Form 10-KSB/A) for the year ended January 31, 1996, and our report dated April 26, 1995, except for Note 2(b), as to which the date is March 14, 1996, with respect to the consolidated financial statements of Candies, Inc. and subsidiaries included in its Annual Report (Form 10-KSB/A) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP
                                                   ERNST & YOUNG LLP

New York, New York
September 26, 1996